Exhibit 99(a)



                            NCT Conformed Letterhead

                              N E W S  R E L E A S E

CONTACTS: Joanna Lipper
          NCT Group, Inc.
         (203) 226-4447 ext. 3506
         (203) 226-3123 (fax)
         jlipper@nctgroupinc.com

                       NCTI REPORTS YEAR END 2005 RESULTS
                     AND RESTATES RESULTS FOR PRIOR PERIODS
                     --------------------------------------

WESTPORT, Conn., April 18, 2006 - NCT Group, Inc. (OTCBB: NCTI) reported that total revenue for the three months ended December 31, 2005 was $0.7 million compared to $1.4 million in the same period in 2004. Net loss for the three months ended December 31, 2005 was $14.5 million compared to a restated net loss of $29.6 million for the same period a year ago. A significant portion of the company's net loss was attributable to interest expense of $16.4 million for the three months ended December 31, 2005 compared to restated interest expense of $14.0 million for the same period a year ago.

     The company reported that total revenue for the year ended December 31, 2005 was $4.2 million compared to $5.3 million in the same period in 2004. Net loss for the year ended December 31, 2005 was $40.7 million compared to a restated net loss for the same period a year ago of $59.1 million. Interest expense was $67.9 million for the year ended December 31, 2005 compared to restated interest expense of $55.7 million for the same period a year ago.

     The decrease in net loss was attributable to certain adjustments to recorded liabilities discussed below, while the increase in interest expense was attributable to both an overall increase in short-term debt and non-cash and other charges related to the debt.

     During the company's 2005 audit, it was determined that the method used to account for certain options, warrants and other convertible equity instruments with freestanding derivatives or embedded derivative features was not in accordance with the requirements of the Financial Accounting Standards Board's Emerging Issue Task Force Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The company had previously classified options and warrants to purchase stock and certain other convertible equity instruments as equity. Because at December 31, 2005 (and earlier balance sheet dates), the company could not be sure that it had adequate authorized shares of common stock for the conversion or exercise of all


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NCTI REPORTS YEAR END 2005 RESULTS - p.2


outstanding instruments (due, in part, to certain conversion rates which vary with the fair value of the company's common stock), EITF No. 00-19 requires the company to classify these instruments as liabilities. Therefore, the company is required to record the fair value of the options and warrants, embedded derivatives and certain of its preferred stock at fair value on its consolidated balance sheets. Changes in the fair values of these instruments have resulted in adjustments to the amount of the recorded liabilities and the corresponding gain or loss has been recorded in the company's consolidated statements of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the options or warrants or portion thereof, as the case may be), the corresponding liability will be reclassified as equity.

     The effect of the required restatements on the company's consolidated balance sheet at December 31, 2004 and the company's consolidated statement of operations for the years ending December 31, 2003 and 2004 have been disclosed in the company's Annual Report on Form 10-K for the year ended December 31, 2005. The company also intends to file amendments to its Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 as soon as practicable.

     The changes noted above are all non-cash and had no net effect on the previously reported amounts of net cash used in operations.

About NCT Group, Inc.
---------------------

NCT Group, Inc. is an innovative, high-technology development company rich in intellectual property with hundreds of patents and related rights. The Company is strategically focused on communications initiatives through its subsidiaries, Artera Group, Inc., a developer of software-based network optimization solutions for service providers as well as small business, enterprise and government networks; Pro Tech Communications, Inc. (OTCBB: PCTU), a manufacturer of audio and communications solutions and other products for business users, industrial users and consumers; and NCT (Europe) Ltd., a developer of ClearSpeech(R) noise and echo cancellation algorithms for 3G phones, hands-free car kits, "drive thru" intercoms, and other intercom and radio communication devices. For more information visit www.nctgroupinc.com.

                                      # # #


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NCTI REPORTS YEAR END 2005 RESULTS - p.3



NCT GROUP, INC.                              For The Three Months          For The Twelve Months
                                              Ended December 31,             Ended December 31,
                                              ------------------             ------------------
                                                 (Unaudited)
                                                  ---------
(In millions, except per share data)         2004           2005            2004                2005
                                             ----           ----            ----                ----
                                         (Restated)                    (Restated)
Total revenue                            $   1.4(a)    $    0.7 (a)     $   5.3 (b)       $    4.2 (b)
Operating costs and expenses             $  10.1(c)    $    3.5         $  20.2 (c)       $   12.4
Other (income) expense, net              $   6.7(d)    $   (4.8)(e)     $ (12.0)(f)       $  (35.6)(g)
Interest expense, net                    $  14.0       $   16.4         $  55.7 (h)       $   67.9 (i)
Net loss                                 $ (29.6)      $  (14.5)        $ (59.1)          $  (40.7)
Net loss per share                       $ (0.05)      $  (0.02)        $ (0.09)          $  (0.06)
Weighted average number of                 645.0           798.1           645.0             693.5
   common shares outstanding


Footnotes:
---------
(a) Includes recognition of approximately $0.5 million of NXT deferred revenue in 2004 and zero in 2005
(b) Includes recognition of approximately $2.1 million of NXT deferred revenue in 2004 and approximately $0.5 million in 2005. Deferred revenue from NXT was fully recognized as of March 31, 2005.
(c)  Includes $5.9 million impairment of goodwill
(d) Includes income of $0.6 million resulting from the adjustment of the fair value of outstanding options, warrants and embedded derivatives and litigation expense of $3.6 million
(e) Includes income of $5.6 million resulting from the adjustment of the fair value of outstanding options, warrants and embedded derivatives
(f) Includes expense of $6.8 million from default penalties on convertible notes more than offset by a gain on dissolution of Artera Group International Limited of $4.6 million and income of $23.6 million resulting from the adjustment of the fair value of outstanding options, warrants and embedded derivatives
(g) Includes expense of $9.5 million from default penalties on convertible notes and income of $42.5 million resulting from the adjustment of the fair value of outstanding options, warrants and embedded derivatives
(h) Interest expense includes the amortization of original issue discounts of $25.6 million, beneficial conversion features of $24.7 million and interest on debt we issued of $4.6 million
(i) Interest expense includes amortization of original issue discounts of $28.3 million, beneficial conversion features of $32.1 million and interest on debt we issued of $5.9 million

Cautionary Statement Regarding Forward-Looking Statements Statements in this press release that are not historical are forward-looking. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but limited to: NCTI's ability to generate sufficient funds to execute its business plan; its ability to obtain additional financing if and when necessary; its ability to repay or refinance indebtedness as it becomes due; the results of litigation; general economic and business conditions; the level of demand for NCTI's products and services; the level and intensity of competition in the technology industry; NCTI's ability to develop new products and the market's acceptance of those products; and its ability to manage its operating costs effectively. These forward-looking statements speak only as of the date of this press release. NCTI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors affecting NCTI's business and prospects are discussed in greater detail in NCTI's filings with the Securities and Exchange Commission, which are available online in the EDGAR database at http://www.sec.gov.